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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Tennessee Gas Pipeline Company (the "Company") on Form S-3 (File No. 333-63429) of our report dated February 16, 2000, on our audits of the consolidated financial statements of the Company as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 10, 2000